CONSENT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
Liberty All-Star Growth Fund, Inc:



We consent to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "FINANCIAL STATEMENTS" in the Statement of Additional Information.


/s/ KPMG LLP


Boston, Massachusetts
August 1, 2001